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                                                                     Exhibit 5.1

                   LEGAL OPINION OF FRANK A. ZOMERFELD, ESQ.

                       [Letterhead of Answerthink, Inc.]


                                                                    July 3, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:       Answerthink, Inc. 1998 Stock Option and Incentive Plan
          Answerthink, Inc. Employee Stock Purchase Plan
          Registration Statement on Form S-8


Gentlemen and Ladies:

          I am Corporate Counsel to Answerthink, Inc., a Florida corporation (the "Company"). This opinion letter has been prepared in connection with the Company's registration, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), of 7,000,000 shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), of which 5,000,000 shares are issuable upon the exercise of options granted or to be granted pursuant to the Company's 1998 Stock Option and Incentive Plan (the "Stock Option Plan") and 2,000,000 shares may be purchased pursuant to the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). This letter is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          I am familiar with the Company's corporate affairs and particularly with the Stock Option Plan and the Stock Purchase Plan. Based upon the above, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement, the Stock Option Plan and the Stock Purchase Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. Nothing herein shall be construed to cause me to be considered an "expert" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.


                                           Very truly yours,

                                           /s/ Frank A. Zomerfeld

                                           Frank A. Zomerfeld, Esq.
                                           Corporate Counsel and Secretary